Exhibit 99.1

Citrix Reports First Quarter Financial Results

Quarterly revenue of $826 million up 9 percent year over year

Quarterly GAAP operating margin of 13 percent; non-GAAP operating margin of 29 percent

Quarterly GAAP diluted EPS of $0.54; non-GAAP diluted EPS of $1.18

Record quarterly cash flow from operations of $340 million

SANTA CLARA, Calif.--(BUSINESS WIRE)--April 20, 2016--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the first quarter of fiscal year 2016 ended March 31, 2016.

Financial Results

For the first quarter of fiscal year 2016, Citrix achieved revenue of $826 million, compared to $761 million in the first quarter of fiscal year 2015, representing 9 percent revenue growth.

GAAP Results

Net income for the first quarter of fiscal year 2016 was $83 million, or $0.54 per diluted share, compared to $29 million, or $0.18 per diluted share, for the first quarter of fiscal year 2015. Net income for the first quarter of fiscal year 2016 includes restructuring charges of $46 million for severance and facility closing costs related to the 2015 restructuring program and $15 million in separation costs associated with the previously announced spin-off of the GoTo business. Net income for the first quarter of fiscal year 2015 includes restructuring charges of $34 million for severance and facility closing costs related to the 2015 restructuring program.

Non-GAAP Results

Non-GAAP net income for the first quarter of fiscal year 2016 was $184 million, or $1.18 per diluted share, compared to $106 million, or $0.65 per diluted share for the first quarter of fiscal year 2015. Non-GAAP net income for the first quarter of fiscal years 2016 and 2015 excludes the effects of stock-based compensation expense, amortization of acquired intangible assets, amortization of debt discount, restructuring charges, and the tax effects related to these items. Non-GAAP net income for the first quarter of fiscal year 2016 also excludes separation costs associated with the previously announced spin-off of the GoTo business and the tax effect related to this item. Non-GAAP net income for the first quarter of fiscal year 2015 also excludes a benefit from a patent lawsuit and the tax effect related to this item.

“I am very pleased with our performance this quarter on both the top line and bottom line,” said Kirill Tatarinov, chief executive officer for Citrix. “The progress we made in refocusing the company - simplifying our portfolio and sharpening our message – is starting to pay off.

“We are seeing a strong improvement in our operating margin, and our focused strategy has made it easier for our field teams and channel partners to execute; consequently, we saw improvement in the top line. It gives us a measure of confidence that we are on the right path, and it gives us opportunities to solidify our leadership position in our core areas.”

Board Update

Also, the Citrix Board of Directors today announced that Board members Tom Bogan and Francis deSouza will not be standing for re-election to the company's Board at the Citrix annual shareholder meeting on June 23, 2016.

“Tom and Francis have demonstrated thoughtful and insightful leadership in their service and commitment to the Board,” said Bob Calderoni, executive chairman of the Board. “We offer our deep thanks to both for their service to the company, the Board and our shareholders.”

“And I offer a special thanks to Tom, who has served tirelessly on the Board for 13 years, including 10 as chairman.”

Bogan and deSouza both are not standing for re-election to the Board to spend more time on their chief executive officer roles. Bogan was appointed chief executive officer of Adaptive Technologies in January 2015, and it was recently announced that deSouza would be assuming the role of chief executive officer at Illumina in July 2016.

The Board reiterated its commitment to recruiting Board members with outstanding capabilities and the diverse skills needed to oversee Citrix for the long term.

Q1 Financial Summary

In reviewing the results for the first quarter of fiscal year 2016 compared to the first quarter of fiscal year 2015:

  Product and license revenue increased 10 percent;
  Software as a service revenue increased 17 percent;
  Revenue from license updates and maintenance increased 6 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, decreased 12 percent;
  Net revenue increased in the Americas region by 14 percent, increased in the EMEA region by less than 1 percent, and decreased in the Pacific region by 8 percent;
  Deferred revenue totaled $1.6 billion as of March 31, 2016, compared to $1.5 billion as of March 31, 2015, an increase of 7 percent; and
  Cash flow from operations was $340 million for the first quarter of fiscal year 2016, compared with $292 million for the first quarter of fiscal year 2015.

During the first quarter of fiscal year 2016:

  GAAP gross margin was 83 percent. Non-GAAP gross margin was 85 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense;
  GAAP operating margin was 13 percent. Non-GAAP operating margin was 29 percent, excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, separation costs related to the previously announced spin-off of the GoTo business and costs associated with the 2015 restructuring programs; and
  The company received 0.9 million shares from repurchases at an average price of $71.96.

Financial Outlook for Second Quarter 2016

Citrix management expects to achieve the following results at the consolidated level for the second quarter of fiscal year 2016 ending June 30, 2016:

  Net revenue is targeted to be in the range of $810 million to $820 million.
  GAAP diluted earnings per share is targeted to be in the range of $0.61 to $0.66. Non-GAAP diluted earnings per share is targeted to be in the range of $1.12 to $1.15, excluding $0.31 related to the effects of stock-based compensation expenses, $0.15 related to the effects of amortization of acquired intangible assets, $0.05 related to the effects of amortization of debt discount, $0.12 related to separation costs associated with the previously announced spin-off of the GoTo business, $0.05 related to restructuring charges and $0.14 to $0.22 for the tax effects related to these items.

Financial Outlook for Fiscal Year 2016

Citrix management expects to achieve the following results at the consolidated level for the fiscal year ending December 31, 2016:

  Net revenue is targeted to be in the range of $3.34 billion to $3.36 billion.
  GAAP diluted earnings per share is targeted to be in the range of $2.75 to $2.90. Non-GAAP diluted earnings per share is targeted to be in the range of $4.90 to $5.00, excluding $1.25 related to the effects of stock-based compensation expenses, $0.57 related to the effects of amortization of acquired intangible assets, $0.21 related to the effects of amortization of debt discount, $0.53 related to separation costs associated with the previously announced spin-off of the GoTo business, $0.34 related to restructuring charges and $0.65 to $0.90 for the tax effects related to these items.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

First Quarter Earnings Conference Call

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) is leading the transition to software-defining the workplace, uniting virtualization, mobility management, networking and SaaS solutions to enable new ways for businesses and people to work better. Citrix solutions power business mobility through secure, mobile workspaces that provide people with instant access to apps, desktops, data and communications on any device, over any network and cloud. With annual revenue in 2015 of $3.28 billion, Citrix solutions are in use at more than 400,000 organizations and by over 100 million users globally. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's CEO and president, statements contained in the Financial Outlook sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, risks associated with transitions in key personnel, including our CEO, and succession risk; the completion and timing of the proposed spinoff, the future performance of core Citrix and the GoTo businesses on a standalone basis if the spinoff is completed, the expected strategic, operational and competitive benefits of the proposed spinoff, and the effect of the separation on Citrix, its shareholders, customers, partners and employees; the impact of the global economy, volatility in global stock markets, foreign exchange rate volatility and uncertainty in the IT spending environment; the success and growth of the company's product lines, including competition, demand and pricing dynamics and other transitions in the markets for Citrix's virtualization, mobility and networking products and collaboration services; the company's ability to develop, maintain a high level of quality and commercialize new products and services, including its enterprise mobility products and cloud services, while growing its established virtualization and networking products and services; disruptions to execution due to Citrix's restructuring programs and actions to be taken as a result of its operational review; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in large enterprise accounts and reliance on large service provider customers; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to achieve anticipated cost savings from the restructuring programs and other cost savings initiatives; ability to effectively meet our domestic cash requirements and manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues:
Product and licenses	$202,205	$183,281
Software as a service	197,848	169,364
License updates and maintenance	393,018	371,297
Professional services	32,607	36,860
Total net revenues	825,678	760,802

Cost of net revenues:
Cost of product and licenses revenues	31,395	24,684
Cost of services and maintenance revenues	92,582	89,190
Amortization of product related intangible assets	15,115	18,732
Total cost of net revenues	139,092	132,606

Gross margin	686,586	628,196

Operating expenses:
Research and development	123,959	144,641
Sales, marketing and services	292,748	306,405
General and administrative	90,779	82,026
Amortization of other intangible assets	7,394	9,441
Restructuring	46,065	33,951
Separation	14,687	-
Total operating expenses	575,632	576,464

Income from operations	110,954	51,732

Interest income	3,751	2,834
Interest expense	11,155	11,120
Other expense, net	(1,003)	(7,849)
Income before income taxes	102,547	35,597

Income tax expense	19,084	6,710
Net income	$83,463	$28,887

Earnings per common share – diluted	$0.54	$0.18
Weighted average shares outstanding – diluted	155,945	162,036

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	March 31, 2016	December 31, 2015(*)
ASSETS:
Cash and cash equivalents	$513,306	$368,518
Short-term investments	642,448	502,852
Accounts receivable, net	450,000	669,276
Inventories, net	12,194	10,521
Prepaid expenses and other current assets	169,622	132,784
Total current assets	1,787,570	1,683,951

Long-term investments	849,490	891,964
Property and equipment, net	376,012	373,817
Goodwill	1,962,232	1,962,722
Other intangible assets, net	281,796	283,418
Deferred tax assets, net	205,938	215,196
Other assets	55,651	56,449
Total assets	$5,518,689	$5,467,517

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	85,490	95,396
Accrued expenses and other current liabilities	310,881	317,468
Income taxes payable	18,458	18,351
Current portion of deferred revenues	1,209,435	1,249,754
Total current liabilities	1,624,264	1,680,969

Long-term portion of deferred revenues	412,580	414,314
Convertible notes	1,320,240	1,311,071
Other liabilities	93,525	87,717

Stockholders’ equity:
Common stock	301	299
Additional paid-in capital	4,632,163	4,566,919
Retained earnings	3,558,088	3,474,625
Accumulated other comprehensive loss	(21,063)	(28,527)
Less – common stock in treasury, at cost	(6,101,409)	(6,039,870)
Total stockholders’ equity	2,068,080	1,973,446
Total liabilities and stockholders’ equity	$5,518,689	$5,467,517

(*) During the first quarter of fiscal 2016 we adopted an accounting standard update on the presentation of debt issuance costs. The new guidance requires debt issuance costs related to a recognized debt liability to be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability on the condensed consolidated balance sheet. The December 31, 2015 condensed consolidated balance sheet was retrospectively adjusted to reflect this change.

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands – unaudited)

Three Months Ended March 31, 2016
OPERATING ACTIVITIES
Net Income	$83,463
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and other	70,961
Stock-based compensation expense	42,097
Deferred income tax expense	4,830
Excess tax benefit from stock-based compensation	(5,889)
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(1,454)
Other non-cash items	2,641
Total adjustments to reconcile net income to net cash provided by operating activities	113,186

Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	219,570
Inventories	(2,072)
Prepaid expenses and other current assets	(29,115)
Other assets	750
Income taxes, net	1,602
Accounts payable	(14,559)
Accrued expenses and other current liabilities	2,919
Deferred revenues	(37,402)
Other liabilities	1,623
Total changes in operating assets and liabilities, net of the effects of acquisitions	143,316
Net cash provided by operating activities	339,965
INVESTING ACTIVITIES
Purchases of available-for-sale investments	(466,718)
Proceeds from sales of available-for-sale investments	234,242
Proceeds from maturities of available-for-sale investments	139,244
Proceeds from cost method investments, net	747
Purchases of property and equipment	(41,550)
Cash paid for licensing agreements and technology	(24,281)
Other	261
Net cash used in investing activities	(158,055)
FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	6,024
Excess tax benefit from stock-based compensation	5,889
Stock repurchases, net	(28,689)
Cash paid for tax withholding on vested stock awards	(22,428)
Net cash used in financing activities	(39,204)
Effect of exchange rate changes on cash and cash equivalents	2,082
Change in cash and cash equivalents	144,788
Cash and cash equivalents at beginning of period	368,518
Cash and cash equivalents at end of period	$513,306

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures
(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring programs, significant litigation charges or benefits, separation costs and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization of intangible assets and stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization of intangible assets and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.
  The charges incurred in conjunction with the Company's restructuring programs, which relate to reductions in headcount and the consolidation of leased facilities, are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.
  Charges or benefits related to significant litigation are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. These charges or benefits are recorded in the period when it is probable a liability had been incurred and the amount of loss can be reasonably estimated even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.
  Separation costs represent transaction and transition costs associated with preparing businesses for independent operations consisting primarily of financial advisory fees, legal fees, accounting fees, tax services and information systems infrastructure duplication. These charges are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization related to newly acquired intangible assets and debt discount, additional charges related to its restructuring programs, significant litigation charges or benefits, separation costs and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC.

Non-GAAP Financial Measures Reconciliation

(In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended March 31, 2016
GAAP gross margin	83.2%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	1.8
Non-GAAP gross margin	85.1%
Three Months Ended March 31, 2016
GAAP operating margin	13.4%
Add: stock-based compensation	5.1
Add: amortization of product related intangible assets	1.8
Add: amortization of other intangible assets	0.9
Add: separation costs	1.8
Add: restructuring charges	5.6
Non-GAAP operating margin	28.6%

	Three Months Ended March 31,
	2016	2015
GAAP net income	$83,463	$28,887
Add: stock-based compensation	42,097	34,211
Add: amortization of product related intangible assets	15,115	18,732
Add: amortization of other intangible assets	7,394	9,441
Add: amortization of debt discount	8,161	7,920
Add: separation costs	14,687	-
Add: restructuring charges	46,065	33,951
Add: benefit related to a patent lawsuit	-	(982)
Less: tax effects related to above items	(33,465)	(26,285)
Non-GAAP net income	$183,517	$105,875
	Three Months Ended March 31,
	2016	2015
GAAP earnings per share – diluted	$0.54	$0.18
Add: stock-based compensation	0.27	0.21
Add: amortization of product related intangible assets	0.10	0.12
Add: amortization of other intangible assets	0.05	0.06
Add: amortization of debt discount	0.05	0.05
Add: separation costs	0.09	-
Add: restructuring charges	0.30	0.21
Add: benefit related to a patent lawsuit	-	(0.01)
Less: tax effects related to above items	(0.22)	(0.17)
Non-GAAP earnings per share – diluted	$1.18	$0.65

Forward Looking Guidance

	For the Three Months Ended June 30,	For the Twelve Months Ended December 31,
	2016	2016
GAAP earnings per share – diluted	$0.61 to $0.66	$2.75 to $2.90
Add: adjustments to exclude the effects of amortization of intangible assets	0.15	0.57
Add: adjustments to exclude the effects of expenses related to stock-based compensation	0.31	1.25
Add: adjustments to exclude the effects of amortization of debt discount	0.05	0.21
Add: adjustments to exclude the effects of separation costs	0.12	0.53
Add: adjustments to exclude the effects of restructuring charges	0.05	0.34
Less: tax effects related to above items	(0.14) to (0.22)	(0.65) to (0.90)
Non-GAAP earnings per share – diluted	$1.12 to $1.15	$4.90 to $5.00

CONTACT:
Citrix Systems, Inc.
Media Inquiries: Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
Investor Inquiries: Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com